EXHIBIT B

                                       ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                                                   BALANCE SHEET
                                                    (UNAUDITED)


                                                         At September 30, 1996

CURRENT ASSETS
  Cash                                                         $2,027,894
  Accounts Receivable                                           4,126,331
  Inventory                                                       201,693
                                                               ----------

  Total Current Assets                                          6,355,918

PROPERTY & EQUIPMENT                                               28,812
                                                                ---------

  TOTAL ASSETS                                                 $6,384,730
                                                               ==========


CURRENT LIABILITIES
  Gas Purchase Payable                                         $5,941,346
  Transportation Payable                                         (110,029)
                                                               ----------

  Total Current Liabilities                                     5,831,317
                                                               ----------

  TOTAL LIABILITIES                                             5,831,317
                                                               ----------


EQUITY
  Contributed Capital - Hub Services, Inc.                        418,861
  Contributed Capital - Leidy Hub, Inc.                           134,552
                                                                ---------

  Total Equity                                                    553,413
                                                                ---------

  TOTAL LIABILITIES & EQUITY                                   $6,384,730